                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            G-III APPAREL GROUP, LTD.

                                    * * * * *

     G-III APPAREL GROUP, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the
Certificate of Incorporation (the "Certificate of Incorporation") of the
Corporation:

     RESOLVED, that the Certificate of Incorporation be amended pursuant to a
Certificate of Amendment of Certificate of Incorporation (the "Certificate of
Amendment"), such that Paragraph (A) of Article Fourth of the Certificate of
Incorporation be amended to read in its entirety as follows:

          FOURTH: A. Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is
     FORTY-ONE MILLION (41,000,000) shares, consisting of ONE MILLION
     (1,000,000) shares of Preferred Stock, par value $.01 per share
     (hereinafter, the "Preferred Stock"), and FORTY MILLION (40,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common
     Stock").

     SECOND: The Certificate of Amendment herein certified was duly adopted at the annual meeting of the stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the
State of Delaware, at which meeting the necessary number of shares as required by statute voted in favor of the amendment to the Certificate of Incorporation.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of
Amendment of Certificate of Incorporation to be signed, under penalties of perjury, and the facts stated herein are true and correct.

Dated: June 8, 2006

                                        By: /s/ Morris Goldfarb
                                            ------------------------------------
                                            Name: Morris Goldfarb
                                            Title: Chief Executive Officer